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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                           ENEX RESOURCES CORPORATION



     FIRST: The name of the corporation (the "Corporation") is ENEX RESOURCES CORPORATION.

     SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 and the name of the registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the business and purposes to be conducted, promoted and carried on are:

     a. To engage in the exploration for and development and production of petroleum, oils and gas; to acquire, hold, convey, manage or dispose of mineral interests of every kind and character, including fee interest, leasehold interest, royalty interest and participations of every kind and character in petroleums, oils and gas and minerals of every kind and character.

     b. To engage in the exploration for, drilling, pumping, storing, refining and selling, both at wholesale and retail, of petroleums and oils and gas; the acquisition, sale, lease or other disposition of any and all real property and personal property for the use of the business of the Corporation; the construction of any and all buildings, pipelines, pumping stations, storage tanks and any and all other facilities required for the conduct of the Corporation's business; and the acting as trustee for others in the receipt and disbursement of funds to be used for the exploration for and development of oil and gas properties; and the doing of any and every act that is proper, necessary and incident of the general purpose of the Corporation.

     c. In connection with the foregoing, to engage in any similar business which, in the judgment of the board of directors may be of use or advantage to the Corporation.

     d. To acquire, construct, maintain, develop, improve, rent, use, mortgage and dispose of real property and interests and estates and rights therein.

     e. To guarantee, purchase, or otherwise acquire, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock, bonds, or other evidence of indebtedness created by other corporations, and while the holder of such stock, to exercise all the rights and privileges of ownership, including the right to vote therein, to the same extent as a natural person might or could do.

     f. To enter into, make and perform contracts of every kind for any lawful purpose, without limit as to amount, with any person, firm, association or corporation, town, city, county, state, territory or government.
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     g. To borrow money, issue bonds, debentures or obligations, and to secure the same by mortgage, pledge, deed of trust or otherwise.

     h. To purchase, hold, sell and transfer and the shares of its capital stock.

     i. To have one or more officers and to conduct any or all of its operations and business and to promote its objects within or without the State of Delaware, without restrictions as to place or amount.

     j. To do any or all of the things set forth as principal, agent, contractor, trustee, or otherwise, alone or in the company with others.

     k. To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, now or hereinafter in effect.

     FOURTH: The total number of share of capital stock which the Corporation shall have the authority to issue is 15,000,000 shares, of which 10,000,000 shares shall be designated "Common Stock" and have a par value of $.05 per share, and 5,000,000 shares shall be designated "Preferred Stock" and have a par value of $.01 per share.

     All shares of Common Stock will be equal to each other, and each holder of record of Common Stock shall have one vote for each share outstanding in his name on the books of the Corporation and shall be entitled to vote said stock.

     The Preferred Stock shall be issued from time to time in one or more series with such distinctive serial designations and (1) may have such voting powers, full or limited, or may be without voting powers; (2) may be subject to redemption at such time or times and at such prices; (3) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions, and at such times, and payable on any other class or classes of stock; (4) may have such rights upon the dissolution of, or upon any distribution of the asses of, the Corporation; and (5) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rates of exchange and with such adjustments; all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the board of directors pursuant to the authority so to do which is hereby granted and expressly vested in the board of directors.

     The Board of Directors shall have authority to cause the Corporation to issue from time to time, without any vote or other action by the shareholders, any or all shares of stock of the Corporation of any class or series at any time authorized, and any securities convertible into or exchangeable for any such shares, and any options, rights or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distribution on or with respect to, or in connection with a split or combination of, the outstanding shares of stock of the same or any other class or series) as the board of directors from time to
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time in its discretion lawfully may determine; provided, that the consideration for the issuance of shares of stock of the Corporation (unless issued as such a dividend or distribution or in connection with such a split or combination) shall not be less than the par value of such shares. Shares so issued shall be fully paid stock, and the holders of such stock shall not be liable to any further calls or assessments thereon.

     FIFTH:  The name and mailing address of the incorporator is as follows:

          Robert E. Densford
          Enex Resources Corporation
          Three Kingwood Place
          Suite 200
          800 Rockmead Drive
          Kingwood, Texas  77339

     SIXTH: Unless otherwise provided in the resolution or resolution of the board of directors providing for the issue of any series of the Preferred Stock, cumulative voting of shares of the Corporation's capital stock shall not be permitted or allowed.

     SEVENTH: No stockholder of this Corporation shall, because of his ownership of stock, have a pre-emptive or other right to purchase, subscribe for, or take any part of any issue of stock or any security convertible into or carrying options or warrants to purchase stock of this Corporation.

     EIGHTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than six nor more than fifteen directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The exact number of directors and the exact number of directors in each class shall be determined from time to time by resolution adopted by the Board of Directors. At the 1992 annual meeting of stockholders, Class I directors shall be elected for a three-year term, Class II directors for a one-year term and Class III directors for a two-year term. At each succeeding annual meeting of stockholders beginning in 1993, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director elected to fill a newly created directorship resulting from an increase in the number of directors shall hold office only until the next annual meeting of shareholders and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     Directors shall be elected by the affirmative vote of the holders of shares of stock representing a plurality of the total number of shares present in person or by proxy at the meeting entitled to vote in such election. Any vacancy on the board of directors, whether resulting from an increase in the number of directors or otherwise, may be filled by a majority of the directors
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then in office, although less than a quorum, or by a sole remaining director.
Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the unexpired term for which his predecessor was elected.

     No director shall be removed from office except for cause, and only upon the affirmative vote of the holders of two-thirds (2/3) of the shares then entitled to vote at an election of directors.

     NINTH: Meetings of the board of directors and of the stockholders may be held from time to time within or without the State of Delaware at such times and places as may be designated in the by-laws or resolutions of the board of directors.

     TENTH: In furtherance and not in limitation of the powers hereinabove conferred, or conferred by the statutes and laws of the State of Delaware, the board of directors shall have the following powers:

     a.  To make, alter, amend, or repeal the by-laws for the Corporation.

     b. To designate by resolution passed by a majority of the whole board of directors, an executive committee and such other committees as the board of directors shall deem desirable, each committee to consist of at lease one (1) member of the board of directors, which committee or committees, to the extent provided in such resolution or in the by-laws, shall have and may exercise the powers of the board of directors in the intervals between meeting of the board, in the management of the business and affairs of the Corporation.

     ELEVENTH: No contract or transaction between the Corporation and one (1) or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one (1) or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his of their votes are counted for such purpose, if:

     a. The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

     b. The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

     c. The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee or the shareholders.
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     d.  For purposed of this Article ELEVENTH, common or disinterested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

     TWELFTH: The officers and directors of the Corporation shall be subject to the doctrine of corporation opportunities only insofar as it applies to business opportunities in which the Corporation has expressed an interest as determined from time to time by the Corporation's board of directors as evidenced by resolutions appearing in the Corporation's minute book and as otherwise properly evidenced and provided for in contracts of employment or similar agreements between the Corporation and its executive officers. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of the Corporation shall be disclosed promptly to the Corporation and made available to it. The board of directors may reject any business opportunity presented to it and thereafter, and officer, or director, or other member of management may avail himself of such opportunity. Until such time as the Corporation, through its board of directors, has designated an area of interest, the officers, directors and other members of management of the Corporation shall be free to engage in such areas of interest on their own and the provisions hereof shall not limit the rights of any officer, director or other member of management of the Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This Article TWELFTH shall not be construed to release any employee of the Corporation (other than an officer, director, or a member of management) from any duties which he may have to the Corporation.

     THIRTEEN: A. NO director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     B. The Corporation shall, to the full extent permitted by, and in all manners permissible under the laws of the State of Delaware indemnify any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. As used in this Article THIRTEENTH, the term Corporation shall include each wholly-owned subsidiary of any predecessor of the Corporation and the Corporation or any predecessor of this Corporation.

     FOURTEENTH: If the Delaware General Corporation Law or other applicable law requires that a vote or other action to be taken by stockholders of the Corporation to authorize or approve any merger or consolidation of the Corporation with or into any other business entity or any sale, lease or exchange of all or substantially all of the Corporation's property or assets or
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the dissolution of the Corporation, no such vote or other action shall be of any force and effect unless such transaction shall be approved by the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares, or any class or series thereof, entitled to vote thereon, unless such transaction shall have first been approved by the Board of Directors, in which event such action may be taken upon the affirmative vote of a majority of such shares or any class or series thereof.

     FIFTEENTH:    A.   Elections of directors need not be by ballot unless the
Bylaws of the Corporation shall so provide.

     B. Any action required to be taken at any annual or special meeting of stockholders of the Corporation may only be taken without a meeting by written consent setting forth the action so taken if such written consent shall be dated, signed and delivered to the Corporation's Secretary by the holders of not less than all of the issued and outstanding shares entitled to vote on such matter or any class or series thereof.

     SIXTEENTH:    A.  The Corporation may purchase or redeem its own shares in the manner and on the conditions permitted and provided in Section 160 of the Delaware General Corporation Law or other applicable law, and as may be authorized by the board of directors. Shares so purchased shall be considered treasury shares, and may be reissued and disposed of as authorized by law, or may be canceled and the capital stock reduced, as the Board of Directors may, from time to time, determine in accordance with applicable law.

     B. The board of directors shall have such power and authority with respect to capital, surplus and dividends, including allocation, increase, reduction, utilization, distribution and payment, as is permitted and provided in Sections 154, 170 and 244 of the Delaware General Corporation Law or other applicable law.

     SEVENTEENTH: Except as otherwise provided in this Certificate of Incorporation, amendments to this Certificate of Incorporation, including, without limitation, any increase or reduction of capital stock, shall require the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares, or any class or series thereof, entitled to vote thereon, unless such amendments shall have first been approved by the Corporation's Board of Directors, in which event such amendments may be adopted upon the affirmative vote of a majority of such shares or any class or series thereof.

     EIGHTEENTH: Except as may be otherwise required by applicable law, the sale and any other transfer of fully paid stock of the Corporation shall be free from any restrictions or all liens imposed by the Corporation.

     NINETEENTH:  For purposes of this Article NINETEENTH:

     (a) "20% Shareholder" shall mean any Person who or which, together with all Affiliates and Associates of such Person, is a Beneficial Owner of securities of the Corporation aggregating at least 20 percent of the voting power of the then outstanding securities of the Corporation entitled to vote in the election of directors, but shall not include (i) the Corporation, (ii) any Subsidiary of the Corporation, (iii) any employee benefit plan of the Corporation or of
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any Subsidiary of the Corporation, or (iv) any Person organized, appointed or established by the Corporation or any Subsidiary of the Corporation pursuant to the terms of, or holding securities of the Corporation for, any such employee benefit plan. Notwithstanding anything in this Article NINETEENTH to the contrary, the phrase "then outstanding", when used with reference to the determination of a Person's Beneficial Ownership of securities of the Corporation, shall mean the number of such securities then issued and outstanding together with the number of such unissued securities of which such Person is deemed to be the Beneficial Owner hereunder.

     (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

     (c) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own", any securities:

          (i) that such Person or any of such Person's Affiliates or Associates owns, directly or indirectly;

          (ii) of which such Person would be deemed to be the beneficial owner under Rule 13d-3 of the General rules and Regulations under the Exchange Act;

          (iii) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire at any time (whether such right is exercisable immediately or only after the passage of time or upon satisfaction of any condition) pursuant to any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; or

          (iv) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing ) (other than customary agreements with and between underwriters and selling group members with respect to bona fide public offering of securities) for the purpose of acquiring, holding, voting or disposing of any securities of the Corporation, except that the holder of the revocable proxy to vote securities of the Corporation at a meeting of security holders or with respect to a proposed action by written consent shall not be deemed a beneficial owner of such securities if such revocable proxy was solicited on the basis of information presented in a proxy statement conforming to the requirements of the Exchange Act, and the rules and regulations thereunder, and such proxy holder possesses no other incident of beneficial ownership with respect to such securities;

          provided, however, that notwithstanding any provision of this Subparagraph (c), in no case shall an officer or director of the Corporation or of any Subsidiary of the Corporation be deemed (I) the beneficial owner of any securities beneficially owned by the Corporation or any Subsidiary of the Corporation or by another officer or director of the Corporation or any Subsidiary of the Corporation solely by reason of his or her capacity as an officer or director of
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the Corporation or any Subsidiary of the Corporation or (II) the beneficial owner of securities held of record by the trustee of any employee benefit plan of the Corporation or any Subsidiary of the Corporation.

     (d) "Employment Transaction" shall mean a transaction in which an individual receives compensation for employment at rates consistent with the past practices of the Corporation or any Subsidiary of the Corporation (i) for services to the Corporation or any Subsidiary of the Corporation as a regular or part-time employee, or (ii) as fees for serving as a director.

     (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (f) "Independent Director" is any director of the Corporation who is not a 20% Shareholder and is not an Affiliate or an Associate of a 20% Shareholder.

     (g) "Person" shall mean any individual, firm, corporation, partnership or other entity and shall include any successor (by merger or otherwise) of any such entity.

     (h) "Subsidiary" shall mean, with reference to a particular Person, any other Person of which an amount of voting securities sufficient to elect a majority of the directors or Persons having similar authority of such other Person is beneficially owned, directly or indirectly, by the particular Person, or otherwise controlled by the particular Person.

     2. A Fairness Committee of the Board of Directors is hereby established during any period of the existence of a 20% Shareholder. The Fairness Committee shall have such powers as may be set forth in this Certificate of Incorporation. Each Independent Director shall be a member of such committee, which shall consist solely of Independent Directors. The Fairness Committee shall consist of not fewer than three (3) members, shall act by a majority of its members, and shall establish such other rules of procedure as it sees fit to govern its actions. The Corporation shall pay all the reasonable fees and expenses of the Fairness Committee, including the fees and expenses of Persons (including former member of the committee) hired to assist the committee or its members in their tasks, and expenses incurred by the members of the committee in the course of attending its meetings or otherwise carrying out its functions.

     3. It shall be the function of the Fairness Committee to make a determination as to the fairness to the Corporation and all of its shareholders of any and all transactions other than Employment Transactions between the Corporation or any Subsidiary of the Corporation and a 20% Shareholder or any Affiliate or Associate of a 20% Shareholder. Such transactions shall include, without limitation:

     (a) any liquidation or dissolution of the Corporation, or the merger or consolidation of the Corporation or any Subsidiary of the Corporation with or into a 20% Shareholder or any Affiliate or Associate of a 20% Shareholder;
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     (b) any one or any series of sales, leases, exchanges, pledges, transfers or other dispositions of any of the assets of the Corporation or any Subsidiary of the Corporation with or to a 20% Shareholder or any Affiliate or Associate of a 20% Shareholder;

     (c) any debt transaction of the Corporation or any Subsidiary of the Corporation with a 20% Shareholder or any Affiliate or Associate of a 20% Shareholder; and

     (d) any purchase or other acquisition of securities or other assets or liabilities from, or any loan of money or other assets to, or any guarantee or indebtedness or other obligations of, any 20% Shareholder or any Affiliate or Associate of a 20% Shareholder; and

     (e) any issuance, redemption, reclassification or other exchange or transfer (except the recordation of transfer) of securities of the Corporation or any Subsidiary of the Corporation which, directly or indirectly, increases by more than 1% of the total then outstanding any 20% Shareholder's relative voting power or other beneficial interest in the Corporation or any Subsidiary of the Corporation.

     Unless the Fairness Committee (consisting of not fewer than three (3) members) determines it to be in the best interests of the Corporation and its other shareholders that a transaction with a 20% Shareholder or any Affiliate or Associate of a 20% Shareholder proceed without special ratification by the shareholders, then such ratification shall be a condition to any corporate act that would effect or facilitate any such transaction other than an Employment Transaction. Such ratification shall require not less than the affirmative vote of:

         (i) two-thirds of the outstanding securities of the Corporation entitled to vote in the election of directors, and

         (ii) a majority of the outstanding securities of each class of voting securities of the Corporation.

     Any determination by the Fairness Committee or ratification by the Shareholders of the Corporation pursuant to the provisions of this Paragraph 3 shall not affect any other requirements that applicable law, this Certificate of Incorporation, or the By-laws of the Corporation may establish as conditions to particular corporate acts.

     4. The Fairness Committee shall have the power to interpret and to determine the satisfaction of all the terms, provisions, and requirements of this Article NINETEENTH.

     5. Nothing contained in this Article NINETEENTH shall relieve any person from any fiduciary obligation otherwise imposed by law, or impose any fiduciary obligation not otherwise imposed by law on the Board of Directors of the Corporation or any committee or member thereof to approve any action or recommend its adoption or approval by the shareholders of the Corporation.

     6. Any proposal to amend or repeal any provision of this Article NINETEENTH or any other proposal to amend this Certificate of Incorporation that is inconsistent with any
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provision of this Article NINETEENTH shall require not less than the affirmative vote of two-thirds (2/3) of the outstanding voting securities of the Corporation entitled to vote thereon and a majority of each class thereof.

     TWENTIETH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholder of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said organization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this Corporation.

     IN WITNESS WHEREOF, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to Delaware General Corporation Law, does sign this certificate, hereby declaring that the facts herein are true, this 29 day of February, 1992.


                                              /s/ Robert E. Densford
                                              ----------------------
                                              Robert E. Densford